Exhibit 99.1

STAAR Surgical Company Investor Presentation NASDAQ: STAA March 2018

Evolution in Visual Freedom ™ Forward Looking Statements All statements in this presentation that are not statements of historical fact are forward - looking statements, including statements about any of the following : any projections of earnings, revenue, sales, profit margins, cash, working capital, effective tax rate or any other financial items ; the plans, strategies, and objectives of management for future operations or prospects for achieving such plans ; statements regarding new, existing, or improved products, including but not limited to, expectations for sales, marketing and clinical initiatives, investment imperatives, expectations for success and timing of new, existing, or improved products in the U . S . or international markets or government approval of new or improved products (including the Toric ICL in the U . S . ) ; the nature, timing and likelihood of resolving issues cited in the FDA’s 2014 Warning Letter or 2015 FDA Form 483 ; future economic conditions or size of market opportunities ; expected costs of quality system or FDA remediation ; statements of belief, including as to achieving 2018 plans ; expected regulatory activities and approvals, product launches, and any statements of assumptions underlying any of the foregoing . Important additional factors that could cause actual results to differ materially from those indicated by such forward - looking statements are set forth in the company’s Annual Report on Form 10 - K for the year ended December 29 , 2017 under the caption “Risk Factors,” which is on file with the Securities and Exchange Commission and available in the “Investor Information” section of the company’s website under the heading “SEC Filings . ” We disclaim any intention or obligation to update or revise any financial projections or forward - looking statements due to new information or events . These statements are based on expectations and assumptions as of the date of this presentation and are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those described in the forward - looking statements . The risks and uncertainties include the following : our limited capital resources and limited access to financing ; the negative effect of unstable global economic conditions on sales of products, especially products such as the ICL used in non - reimbursed elective procedures ; changes in currency exchange rates ; the discretion of regulatory agencies to approve or reject new, existing or improved products, or to require additional actions before approval (including but not limited to FDA requirements regarding the TICL and/or actions related to the 2014 FDA Warning Letter or 2015 FDA Form 483 ) or to take enforcement action ; research and development efforts will not be successful or may be delayed in delivering products for launch ; the purchasing patterns of distributors carrying inventory in the market ; the willingness of surgeons and patients to adopt a new or improved product and procedure ; and patterns of Visian ICL use that have typically limited our penetration of the refractive procedure market . The Visian Toric ICL and the Visian ICL with CentraFLOW are not yet approved for sale in the United States . In addition, to supplement the GAAP numbers, this presentation includes supplemental non - GAAP financial information, which STAAR believes investors will find helpful in understanding its operating performance . “Adjusted Net Income or (Loss)” excludes the following items that are included in “Net Income (Loss)” as calculated in accordance with U . S . generally accepted accounting principles (“GAAP”) : gain or loss on foreign currency transactions, stock - based compensation expenses and remediation expenses . A table reconciling the GAAP information to the non - GAAP information is included in our financial release which can be found in our Form 8 - K filed on February 28 , 2018 and also available on our website . 2

A leading developer, manufacturer and marketer of premium implantable lenses for refractive vision correction. STAAR is in the patient vision satisfaction business by providing spectacle independence and quality of vision through lens - based surgical correction of refractive error. 3

Evolution in Visual Freedom ™ STAAR Surgical Company EVO Visian ICL™ Visian ICL™ I mplantable Collamer® Lens  ICL delivers Visual Freedom to patients needing Myopic (distance vision) correction  Patient pay Crystalline Lens Replacement  IOL replaces the patient’s natural lens after cataract surgery  Primarily reimbursed 4 80 % of Lens Revenue* *FY 2017 percent of lens revenue ; ICL revenue was $ 68 . 3 million or 75 % of total revenue . IOL 20 % of lens revenue and $ 17 . 3 million or 19 % of total revenue . STAAR also sells injectors and injector parts that were approximately 5 . 6 % of FY 17 total revenue or $ 5 . 0 million . The ICL with central port, EVO Visian ICL™, is not available in the US ; STAAR has facilities in California, Switzerland and Japan . Preloaded Injectors & Parts  Silicone and Acrylic IOL’s  Japan and Europe

Evolution in Visual Freedom ™ Exclusive Collamer® Material Advantages 5 Iris Cornea ICL™ Natural Lens Biocompatible UV Protection No Dry Eye Removable Quiet in the Eye

Evolution in Visual Freedom ™ 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 ICL Units Global Leader Phakic IOL “ICL” Implantation 10 - Year CAGRs 49.8 51.1 55.0 62.8 63.8 72.2 75.0 77.1 82.4 90.6 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 Revenue 6 FY2017 revenue growth was 10 percent, an acceleration from the 3 - Year revenue growth CAGR of 6.5 percent; revenue was $35.6 mill ion in 2007 and $90.6 million in 2017 resulting in a 10 - Year CAGR of 9.8 percent. $ Millions Thousands 15% CAGR 2018 Goals: $100+ Million Revenue 15 - 20% ICL Unit Growth 10% CAGR

Evolution in Visual Freedom ™ Select Metrics 7 785K+ 785,000+ ICLs™ Implanted Globally 75+ Lenses marketed in 75+ Countries. Direct Sales in U.S., Canada, UK, Spain , Germany & Japan. Hybrid sales model with distributors in China, Korea, India 71% 71% Gross Margin Fiscal Year 2017 17% 17% ICL Unit Growth 2017 vs. 2016

Evolution in Visual Freedom ™ ICL™ Patient Experience 99.3% of Patients Would Have the ICL’s Implanted Again* *2017 Patient Registry Survey Data on File 8 Step 1 Patient need and awareness Outreach, education and eye surgeon visit Decision to use ICL Step 2 Surgery day Local anesthetic, minimally invasive Quick 20 - 30 minute procedure Step 3 One week post - surgery follow - up Step 4 Annual post - surgery follow - up NEED OUTREACH - EDUCATION IMPLANT

Evolution in Visual Freedom ™ ICL™ Patient Testimonials 9 “Upgradeable”, “Replaceable”… I feel like a big part of health is using what your body already has. Visian ICL is in line with that because it’s keeping your eye completely intact. My eye is still my eye. EVE TORRES GRACIE JIU JITSU INSTRUCTOR, FORMER WWE DIVA, MOM I had my first opportunity to put my Visian ICL eyes to the test recently in the Brazilian Rainforest, and it couldn’t have been more exciting to be able to spot rare species better than ever. PHIL TORRES ENTOMOLOGIST, TV SHOW HOST

Evolution in Visual Freedom ™ Myopia An inability to focus at distance due to genetic and/or environmental factors Researchers expect dramatic increase in myopia • More screen use; near vision work; and less time spent outdoors • Positive correlation between education level and myopia STAAR’s Annual Market Opportunity • High Myopia ( - 10+) 70,000 Eyes 10 High Myopia Could Impact One Billion People Globally by 2050… “Ophthalmology 2016;123:1036 - 1042 © 2016 by the American Academy of Ophthalmology.” Singapore Health Board

Evolution in Visual Freedom ™ Mid - Myopia - 6 to - 10 Diopters 11 Label approved use ( - 3 to - 20) for ICL™ • Moving down the diopter curve represents a significant opportunity for STAAR. In select Strategic Accounts high growth correlates to significant increase… approx. 30%+ growth in mid - diopter implants. STAAR’s Annual Market Opportunity • Mid - Myopia ( - 6 to - 10) market opportunity 500,000 Eyes - 20 - 3 - 10 Visian ICL™ Corrects Up to - 20 Diopters…

Evolution in Visual Freedom ™ Presbyopia An inability to focus on near objects due to an age related loss of lens accommodation ICL refractive solution could be more desirable to patients seeking Visual Freedom • Current refractive options are Monocular/LASIK/RLE • ICL Not laser/equipment dependent • ICL Bilateral placement - no emmetropia qualifier • ICL targets each eye for desired correction STAAR’s Annual Market Opportunity • 1,500,000 Eyes for Early Presbyopia (Age 45 to 55) 12 Impacts 1.7 Billion People Globally… Reading Glasses

Evolution in Visual Freedom ™ STAAR’s Market Positioning Current & Future 13 High Myopia Mid Myopia STAAR is the market leader and best refractive surgical solution and patient experience for high Myopia STAAR is focused on becoming a leading provider of refractive surgical solution and patient experience for mid - Myopia Early Presbyopia Supplemental Lenses STAAR aims to become a market leader in refractive surgical solution and patient experience for early Presbyopia STAAR aims to become a competitive provider of supplemental lenses implanted during or after cataract surgery

STAARSURGICAL™

TAM

3.6 Million Refractive Vision Correction Procedures Annually*


DO YOUR GLASSES GET IN THE WAY?
BE FREE WITH ICLs!
FIND OUT MORE
VisianICL

Global Annual Market Opportunity ~ 2.1 Million Eyes*


1,500,000
500,000
70,000
High Myopia
Mid Myopia
Early Presbyopia

Products and Pipeline	
Preloaded EVO	Myopia
Preloaded Visian ICL	Myopia
Toric ICL in U.S.	Astigmatism
EVO with EDOF	Presbyopia
EVO+ (x U.S.)	Larger Optic
EVO (x U.S.)	Central Port
Visian ICL global	

The ICL with central port (EVO lenses) and Toric ICL are not available in the U.S. Preloaded ICLs are not yet available for sale.

Evolution in Visual Freedom ™

*Top 10 Markets/Procedures from 2016 Marketscope Report; *A Systematic Review and Meta-Analysis*, AAO Journal May 2016; and Estimated Market Share Opportunity

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Evolution in Visual Freedom ™ +10 % Fiscal 2017 Revenue Growth of 10 % accelerated from 7 % in Fiscal 2016. Revenue increased sequentially each quarter in Fiscal 2017. Breakeven Q4 Breakeven EPS (net loss of $138,000) and Fiscal 2017 EPS of ($0.05) compared to Fiscal 2016 EPS of ($0.30). Financial Results 15 18.9 18.7 18.8 20.9 19.3 21.0 20.1 22.1 20.4 21.9 23.5 24.9 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Revenue 68.4% 70.8% 70.9% 2015 2016 2017 Gross Margin $77.1 2015 $82.4 2016 $90.6 2017 $ Millions GAAP

Evolution in Visual Freedom ™ Balance Sheet Cash 16 $18.6 Million Cash, Cash Equivalents & Restricted Cash at December 29, 2017 10.8 15.3 16.1 13.4 13.4 9.0 12.7 14.3 14.1 14.1 13.6 13.6 16.3 18.6 18.6 Q1 Q2 Q3 Q4 FYE 2015 Q1 Q2 Q3 Q4 FYE 2016 Q1 Q2 Q3 Q4 FYE 2017 $Millions

Evolution in Visual Freedom ™ Strategic Priorities 2018 - 2020 • Achieve and Retain Compliance with All Regulatory Bodies – Culture of Quality • Successfully Build the Visual Freedom Market for Implantable Lenses by Tangibly Impacting Surgeon Engagement, Practice Development and Patient Desirability • Execute Go - to - Market Strategy to Significantly Expand Market Share Globally • Innovate, Develop and Introduce Premium Collamer Lenses and Delivery Systems • Enhance Clinical & Medical Affairs Excellence : Clinical Validation, Surgeon Training • Implement Foundations 2020 : Operations & Systems Updates & Improvements • Deliver Shareholder Value 17

Evolution in Visual Freedom ™ Build Global Awareness of the ICL™  All High Myopes Need to Know About the ICL  The Patient Experience for the High Myope with ICL vs. Glasses and Contact Lenses Should Become a “A Wished for Rite of Passage”  Front Office Opticians and OD’s Must Be Trained in Practice Development  Video Channels, Facebook, Twitter, Instagram… Active Sharing of the Visual Freedom Experience  Sponsorships, Brand Ambassadors: Athletics, Music… Streaming Event Marketing 18

Evolution in Visual Freedom ™ Innovate Develop Introduce  EVO EDOF Presbyopia Toric  Collamer Material IOL EDOF Presbyopia  Second Generation Collamer Material  Supplementary IOL for Sulcus Placement: Piggyback Lens  Additional Lens Sizes  Diagnostic Devices to Support Lens Fitting & Placement  Next Generation Delivery Systems 19

STAARSURGICAL™

Clinical Validation

U.S.

- Toric ICL Approval
- Toric ICL PAS (Post Approval Study)
- EVO IDE and Clinical Trial
- EVO PAS (Post Approval Study)
- EVO Presbyopia EDOF IDE

Outside the U.S.

- European EVO EDOF Presbyopia Clinical Trial and Approval
- EVO EDOF Toric Lens Clinical Pilot
- EVO Supplemental Lens Data Collection and Clinical Reports
- Clinical Applications


Clinical Ophthalmology

Meta-analysis and review: effectiveness, safety, and central port design of the intraocular collamer lens

Introduction

Evolution in Visual Freedom ™

Packer M. Meta-analysis and review: effectiveness, safety, and central port design of the intraocular collamer lens. Clin Ophthalmol. 2016; 10: 1059–1077.

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Evolution in Visual Freedom ™ Financial Outlook 2018 Revenue Growth Objective • Double Digit Revenue Growth Full Year 2018 over 2017 • Surpass $100 Million Full Year 2018 • Represents 10.4% Growth at $100 Million • 15% to 20% ICL Unit Growth Profitability Improvement • EPS Improvement Full Year 2018 over 2017 Maintain & Improve Cash Flow • Achieve Full Year Positive Cash Flow • Cash Balance Increase Full Year 2018 over 2017 21

Evolution in Visual Freedom ™ STAAR Surgical Significant Growth Opportunity 2018 - 2020 • “Millions of Eyes” Global Opportunity – Myopia and Presbyopia • 15 - 20% Annual Revenue Growth Goal with Open U.S. Market • Targeting Achievement of Sustained Profitability • Gross Margin Improvement & Cash Generation Growth Continues • EVO ICL Product Family Expansion – Myopia and Presbyopia EDOF • Growing Global Partners – Strategic Agreements Secure Base 22

STAAR Surgical Company Investor Presentation NASDAQ: STAA March 2018